                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)       OCTOBER 9, 2000
                                                -------------------------------

                         EMBARCADERO TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)

          DELAWARE                  000-30293                68-0310015
----------------------------  ----------------------   -----------------------
(State or Other Jurisdiction      (Commission File           (IRS Employer
      of Incorporation)                Number)            Identification No.)

425 MARKET STREET, SUITE 425, SAN FRANCISCO, CALIFORNIA           94105
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:     (415) 834-3131
                                                   --------------------------

                                      NONE
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         (b)  PRO FORMA FINANCIAL INFORMATION.

              (1) Unaudited Pro Forma Consolidated Condensed Balance Sheet as
                  of June 30, 2000.

              (2) Unaudited Pro Forma Consolidated Condensed Statement of
                  Operations for the six-month period ended June 30, 2000.

              (3) Unaudited Pro Forma Consolidated Condensed Statement of
                  Operations for the year ended December 31, 1999.

EMBARCADERO EUROPE LIMITED
(REGISTERED NUMBER: 3228491)

FINANCIAL STATEMENTS

FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND
30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED)

EMBARCADERO EUROPE LIMITED

CONTENTS                                                              PAGE
Company Information                                                     1

Directors' Responsibilities                                             2

Auditors' Report                                                        3

Profit And Loss Account                                                 4

Balance Sheet                                                           5

Cash Flow Statement                                                     6

Notes To The Financial Statements and Cash Flow                    7 - 14

EMBARCADERO EUROPE LIMITED

COMPANY INFORMATION

DIRECTORS                                      S Wong
                                               J Louth

SECRETARY                                      J Louth


COMPANY NUMBER                                 3228491


REGISTERED OFFICE                              Broadway House
                                               Maidenhead
                                               Berks
                                               SL6 1NJ

AUDITORS                                       PricewaterhouseCoopers
                                               Harman House
                                               1 George Street
                                               Uxbridge
                                               Middlesex UB8 1QQ

BUSINESS ADDRESS                               Braywick House West
                                               Windsor Road
                                               Maidenhead
                                               Berkshire
                                               Sl6 1DN

EMBARCADERO EUROPE LIMITED

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

-   select suitable accounting policies and then apply them consistently;
-   make judgements and estimates that are reasonable and prudent;
- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and
- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


AUDITORS' REPORT TO THE MEMBERS OF
EMBARCADERO EUROPE LIMITED

We have audited the financial statements for the periods ended 31 December 1999 and 31 December 1998 on pages 4 to 14 which have been prepared under the historical cost convention and the accounting policies set out on page 8. The interim results included in this report for the periods ended 30 June 2000 and 1999 have not been audited.

These financial statements have not been prepared under section 226 of the United Kingdom Companies Act and were prepared solely for the purposes of management.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the financial statements and accompanying information. As described on page 2, this includes responsibility for preparing the financial statements and accompanying information, in accordance with applicable United Kingdom accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by the Auditing Practices Board and our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view. We also report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding director's remuneration and transactions is not disclosed.

BASIS OF OPINION

We conducted our audit in accordance with auditing standards generally accepted in the United States and auditing standards generally accepted in the United Kingdom. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the company at 31 December 1999 and 1998 and of its loss and cash flow for the periods then ended and have been properly prepared in accordance with generally accepted accounting principles.

We have not performed an audit on the interim results ended 30 June 2000 and 30 June 1999 and do not give any opinion or assurance on these results included in the financial statements.

PRICEWATERHOUSECOOPERS
Chartered Accountants
and Registered Auditors                                        15 December 2000



PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

EMBARCADERO EUROPE LIMITED

PROFIT AND LOSS ACCOUNT FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED)

                                                      UNAUDITED        UNAUDITED     12 MONTHS      3 MONTHS
                                                      6 MONTHS          6 MONTHS      ENDED 31      ENDED 31
                                                      ENDED 30          ENDED 30      DECEMBER      DECEMBER
                                                      JUNE 2000        JUNE 1999          1999          1998
                                            NOTE         (pound)          (pound)       (pound)       (pound)
TURNOVER                                                 1,168,724       590,067     1,465,483       139,762

Cost of sales                                             (696,366)     (332,030)     (879,435)      (48,757)
------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                               472,358       258,037       586,048        91,005

Administrative expenses                                   (789,282)     (298,533)     (876,915)     (103,691)
------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                2           (316,924)      (40,496)     (290,867)      (12,686)

Other interest receivable and similar
income                                        3                 22            --           606            --
------------------------------------------------------------------------------------------------------------

LOSS ON ORDINARY ACTIVITIES BEFORE
TAXATION                                                  (316,902)      (40,496)     (290,261)      (12,686)

Tax on loss on ordinary activities            4                 --            --         2,300        (2,300)
------------------------------------------------------------------------------------------------------------

LOSS ON ORDINARY ACTIVITIES AFTER
TAXATION                                      9           (316,902)      (40,496)     (287,961)      (14,986)
------------------------------------------------------------------------------------------------------------


The profit and loss account has been prepared on the basis that all operations are continuing operations.

There are no recognised gains and losses other than those passing through the profit and loss account.

There is no difference between the results stated above and their historical cost equivalents.



The notes on pages 7 to 14 form part of these financial statements.

EMBARCADERO EUROPE LIMITED

BALANCE SHEET AS AT 31 DECEMBER 1999, 1998, AND 30 JUNE 2000 (UNAUDITED)

                                                                UNAUDITED      31 DECEMBER     31 DECEMBER
                                                             30 JUNE 2000             1999           1998
                                                 NOTE              (pound)          (pound)        (pound)


FIXED ASSETS
Tangible assets                                    5               62,077           16,086            6,789
-------------------------------------------------------------------------------------------------------------

CURRENT ASSETS
Debtors                                            6              622,679          439,899          226,201
Cash at bank and in hand                                           80,295           37,874          118,858
-------------------------------------------------------------------------------------------------------------

                                                                  702,974          477,773          345,059

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE
YEAR                                               7           (1,269,256)        (681,162)        (356,134)
-------------------------------------------------------------------------------------------------------------

NET CURRENT LIABILITIES                                          (566,282)        (203,389)         (11,075)
-------------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                            (504,205)        (187,303)          (4,286)
-------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called up share capital                            8               11,244           11,244           10,700
Profit and loss account                            9             (515,449)        (198,547)         (14,986)
-------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' DEFICIT  - EQUITY INTERESTS         10             (504,205)        (187,303)          (4,286)
-------------------------------------------------------------------------------------------------------------















The notes on pages 7 to 14 form part of these financial statements.

EMBARCADERO EUROPE LIMITED

CASH FLOW STATEMENT FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED)

                                                      UNAUDITED     UNAUDITED     31 DECEMBER    31 DECEMBER
                                                    30 JUNE 2000   30 JUNE 1999          1999           1998
                                           NOTE           (pound)        (pound)       (pound)        (pound)
NET CASH INFLOW/(OUTFLOW) FROM
OPERATING ACTIVITIES                        1           96,513        67,460         (65,176)       115,539
-------------------------------------------------------------------------------------------------------------

Interest received                                           22            --             606             --
-------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING                          96,535        67,460         (64,570)       115,539
ACTIVITIES

INVESTING ACTIVITIES
Payments to acquire tangible assets                    (54,114)      (17,934)        (16,958)        (7,381)
-------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                  (54,114)      (17,934)        (16,958)        (7,381)
-------------------------------------------------------------------------------------------------------------

NET CASH INFLOW/(OUTFLOW) BEFORE
MANAGEMENT OF LIQUID RESOURCES AND
FINANCING                                               42,421        49,526         (81,528)       108,158

FINANCING
Issue of ordinary share capital                             --            --             544         10,700
-------------------------------------------------------------------------------------------------------------
NET CASH INFLOW FROM FINANCING
ACTIVITIES                                                  --            --             544         10,700

INCREASE/(DECREASE) IN CASH AND CASH
EQUIVALENTS IN THE PERIODS                  2           42,421        49,526         (80,984)       118,858
-------------------------------------------------------------------------------------------------------------

EMBARCADERO EUROPE LIMITED

NOTES TO THE CASH FLOW STATEMENT FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED)


1 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                      UNAUDITED     UNAUDITED    31 DECEMBER     31 DECEMBER
                                                   30 JUNE 2000   30 JUNE 1999          1999            1998
                                           NOTE          (pound)        (pound)       (pound)         (pound)
Operating loss                                        (316,924)      (40,496)       (290,867)       (12,686)
Employee share compensation                                  -             -         104,400              -
Depreciation of tangible assets                          8,123         3,843           7,661            592
(Increase)/decrease in debtors                        (182,780)     (241,348)       (213,698)      (226,201)
Increase in creditors within one year                  588,094       345,461         327,328        353,834
-------------------------------------------------------------------------------------------------------------

Net cash (outflow)/inflow from
operating activities                                    96,513        67,460         (65,176)       115,539
-------------------------------------------------------------------------------------------------------------


2        ANALYSIS OF NET FUNDS

                                             31 DECEMBER                    OTHER NON-CASH       31 DECEMBER
                                                    1998         CASHFLOW         CHANGERS              1999
                                                  (pound)          (pound)          (pound)           (pound)
 Net cash:
 Cash at bank and in hand                        118,858          (80,984)              --           37,874
 ------------------------------------------------------------------------------------------------------------

 Debt                                                 --               --               --               --
 ------------------------------------------------------------------------------------------------------------

 Net funds                                       118,585          (80,984)              --           37,874
 ------------------------------------------------------------------------------------------------------------

                                             31 DECEMBER                    OTHER NON-CASH           30 JUNE
                                                    1998         CASHFLOW         CHANGERS              1999
 Cash at bank and in hand                        118,858           49,526               --          168,384
 ------------------------------------------------------------------------------------------------------------

                                             31 DECEMBER                    OTHER NON-CASH           30 JUNE
                                                    1999         CASHFLOW         CHANGERS              2000
 Cash at bank and in hand                         37,874           42,421               --           80,295
 ------------------------------------------------------------------------------------------------------------

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED)


1        ACCOUNTING POLICIES

   (a)   ACCOUNTING CONVENTION

         The financial statements are not prepared under section 226 of the Companies Act 1985. The financial statements have been prepared under the historical cost basis, solely for the purposes of management.

   (b)   TURNOVER

         Turnover represents amounts receivable for goods and services net of VAT and trade discounts. Approximately 28% of turnover relates to non-UK markets. Software revenue is recognised upon delivery of goods to customers. Support and maintenance revenue is recognised rateably over the period of the contract and deferred as appropriate.

   (c)   TANGIBLE FIXED ASSETS AND DEPRECIATION

         Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

         Computer equipment         At 33.3% on cost
         Fixtures and fittings      At 15% on cost

   (d)   LEASING

         Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

   (e)   DEFERRED TAXATION

         Deferred taxation is provided at appropriate rates on all timing differences using the liability method only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will crystallise in the foreseeable future.

   (f)   FOREIGN CURRENCY TRANSLATION

         Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to profit and loss account.

   (g)   EMPLOYEE SHARE COMPENSATION

         The difference between the price paid for shares or options at date of issue or grant to employees and the fair value of those shares or options at that date is charged to the profit and loss account as an employee share compensation cost.

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED) (CONTINUED)


2        OPERATING LOSS

                                               UNAUDITED        UNAUDITED        12 MONTHS
                                          6 MONTHS ENDED   6 MONTHS ENDED          ENDED 31      3 MONTHS ENDED
                                            30 JUNE 2000     30 JUNE 1999     DECEMBER 1999    31 DECEMBER 1998
                                                  (pound)          (pound)           (pound)             (pound)
 Operating loss is stated after charging:

 Depreciation of tangible assets                   8,123            3,843            7,661              592
 Rent and rates                                   24,136           13,150           34,008            3,614
 Auditors' remuneration                            1,630               --            3,500               --
 ------------------------------------------------------------------------------------------------------------


3        OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                               UNAUDITED        UNAUDITED     12 MONTHS           3 MONTHS
                                          6 MONTHS ENDED   6 MONTHS ENDED      ENDED 31              ENDED
                                            30 JUNE 2000     30 JUNE 1999 DECEMBER 1999   31 DECEMBER 1998
                                                  (pound)          (pound)       (pound)            (pound)
 Bank interest                                        22               --           606                 --
 ----------------------------------------------------------------------------------------------------------


4        TAXATION

                                               UNAUDITED        UNAUDITED       12 MONTHS           3 MONTHS
                                          6 MONTHS ENDED   6 MONTHS ENDED        ENDED 31              ENDED
                                            30 JUNE 2000     30 JUNE 1999   DECEMBER 1999   31 DECEMBER 1998
                                                  (pound)          (pound)         (pound)            (pound)
 UK corporation tax at 20.25%
 (1998: 21%)                                          --               --           2,300             (2,300)
 --------------------------------------- ---------------- ---------------- ---------------- -----------------


Deferred tax is not provided in the accounts (1998: (pound)nil) as a result of deferred revenue and operating losses giving rise to a deferred tax asset.

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED) (CONTINUED)

5        TANGIBLE FIXED ASSETS

                                                                 COMPUTER     FIXTURES AND       TOTAL FIXED
                                                                EQUIPMENT         FITTINGS            ASSETS
                                                                   (pound)          (pound)           (pound)
 COST
 At 1 January 1999                                                  6,879              502             7,381
 Additions                                                         15,036            1,922            16,958
 ------------------------------------------------------------------------------------------------------------

 AT 31 DECEMBER 1999                                               21,915            2,424            24,339
 ------------------------------------------------------------------------------------------------------------

 DEPRECIATION
 At 1 January 1999                                                    573               19               592
 Charge for the year                                                7,297              364             7,661
 ------------------------------------------------------------------------------------------------------------

 31 DECEMBER 1999                                                   7,870              383             8,253
 ------------------------------------------------------------------------------------------------------------

 NET BOOK VALUE
 AT 31 DECEMBER 1999                                               14,045            2,041            16,086
 ------------------------------------------------------------------------------------------------------------

 At 31 December 1998                                                6,306              483             6,789
 ------------------------------------------------------------------------------------------------------------


5        TANGIBLE FIXED ASSETS - UNAUDITED

                                                                 COMPUTER     FIXTURES AND       TOTAL FIXED
                                                                EQUIPMENT         FITTINGS            ASSETS
                                                                   (pound)          (pound)           (pound)
 COST
 At 1 January 2000                                                 21,915            2,424            24,339
 Additions                                                         46,022            8,092            54,114
 ------------------------------------------------------------------------------------------------------------

 AT 30 JUNE 2000                                                   67,937           10,516            78,453
 ------------------------------------------------------------------------------------------------------------

 DEPRECIATION
 At 1 January 2000                                                  7,870              383             8,253
 Charge for the 6 months to 30 June 2000                            7,638              485             8,123
 ------------------------------------------------------------------------------------------------------------

 AT 30 JUNE 2000                                                   15,508              868            16,376
 -----------------------------------------------------------------------------------------------------------

 NET BOOK VALUE
 AT 30 JUNE 2000                                                   52,429            9,648            62,077
 ------------------------------------------------------------------------------------------------------------

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED) (CONTINUED)

6        DEBTORS

                                                                UNAUDITED      31 DECEMBER       31 DECEMBER
                                                             30 JUNE 2000             1999              1998
                                                                   (pound)          (pound)           (pound)
 Trade debtors                                                    614,781          376,764          226,199
 Other debtors                                                        126            2,923                2
 Prepayments                                                        2,280           44,289                -
 VAT                                                                5,492           15,923                -
 ------------------------------------------------------------------------------------------------------------

                                                                  622,679          439,899          226,201
 ------------------------------------------------------------------------------------------------------------


7        CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                UNAUDITED      31 DECEMBER      31 DECEMBER
                                                             30 JUNE 2000             1999             1998
                                                                   (pound)          (pound)          (pound)
 Trade creditors                                                  944,980          474,139          248,564
 Taxation and social security                                      16,838            8,745           22,236
 Other creditors                                                   73,869           34,770           59,229
 Deferred revenue                                                 233,569          163,508           26,105
 -----------------------------------------------------------------------------------------------------------

                                                                1,269,256          681,162          356,134
 -----------------------------------------------------------------------------------------------------------

8        SHARE CAPITAL

                                                                UNAUDITED      31 DECEMBER       31 DECEMBER
                                                             30 JUNE 2000             1999              1998
                                                                   (pound)          (pound)           (pound)
 AUTHORISED
 100,000 Ordinary shares of (pound)1 each                   100,000          100,000          100,000
 ------------------------------------------------------------------------------------------------------------

 ALLOTTED, CALLED UP AND FULLY PAID
 11,244 Ordinary shares of (pound)1 each                     11,244           11,244           10,700
 ------------------------------------------------------------------------------------------------------------

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED) (CONTINUED)

9        STATEMENT OF MOVEMENTS ON PROFIT AND LOSS ACCOUNT

                                                                                PROFIT AND   PROFIT AND LOSS
                                                                              LOSS ACCOUNT           ACCOUNT
                                               UNAUDITED        UNAUDITED   AT 31 DECEMBER    AT 31 DECEMBER
                                            30 JUNE 2000     30 JUNE 1999             1999              1998
                                                  (pound)          (pound)          (pound)           (pound)
 Balance at beginning of period                 (198,547)         (14,986)         (14,986)              --
 Retained loss for the period                   (316,902)         (40,496)        (287,961)         (14,986)
 Employee share compensation                          --               --          104,400               --
 ------------------------------------------------------------------------------------------------------------

 BALANCE AT THE END OF THE PERIOD               (515,449)         (55,482)        (198,547)         (14,986)
 ------------------------------------------------------------------------------------------------------------


10       RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                               UNAUDITED        UNAUDITED      31 DECEMBER      31 DECEMBER
                                            30 JUNE 2000     30 JUNE 1999             1999             1998
                                                  (pound)          (pound)          (pound)          (pound)
 Loss for the financial period                  (316,902)         (40,496)        (287,961)         (14,986)
 Employee share compensation                          --               --          104,400                -
 Proceeds from issue of shares                        --               --              544           10,698
 ------------------------------------------------------------------------------------------------------------

 Net depletion in shareholders' funds           (316,902)         (40,496)        (183,017)          (4,288)
 Opening shareholders' funds                    (187,303)          (4,286)          (4,286)               2
 ------------------------------------------------------------------------------------------------------------

 Closing shareholders' funds                    (504,205)         (44,782)        (187,303)          (4,286)
 ------------------------------------------------------------------------------------------------------------


11       FINANCIAL COMMITMENTS

The company had annual commitments under non-cancellable operating leases as follows:

                                                                UNAUDITED      31 DECEMBER        31 DECEMBER
                                                             30 JUNE 2000             1999               1998
                                                                   (pound)          (pound)            (pound)
 Expiry date:
 Within one year                                                       --            9,285                --
 ------------------------------------------------------------------------------------------------------------

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998 AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED) (CONTINUED)

12       TRANSACTIONS WITH DIRECTORS

         For the year ended 31 December 1999, (pound)37,000 (1998: (pound)9,000) consultancy fees were paid to Archway Commercial Investments of which T R D Rollo is a director. Archway Commercial Investments holds 2,400 (pound)1 Ordinary Shares in Embarcadero Europe Limited. For the 6 months ended 30 June 2000, (pound)2,000 ((pound)11,500: June 1999) consultancy fees were paid to Archway Commercial Investments.

         A further (pound)39,500 (1998: (pound)6,000) consultancy fees were paid to J Louth, a director of the company. For the 6 months ended 30 June 2000 (pound)29,337 ((pound)15,500: June 1999) were paid to J Louth as consultancy fees and remuneration.

13       RELATED PARTY TRANSACTIONS

         On 1 October 1998, the Company entered into a licensing and distribution agreement with Embarcadero Technologies Incorporated in terms of which royalty payments are made. For the year ended 31 December 1999, (pound)851,418 (1998: (pound)46,691) was payable to Embarcadero Technologies Incorporated as royalties on sales, (pound)461,772 is included in creditors at the year-end. For the 6 months ended 30 June 2000 these costs amounted to (pound)892,319 ((pound)332,030: June 1999).

         Embarcadero Technologies Inc owns 5,044 (1998: 4,800) (pound)1 Ordinary Shares in Embarcadero Europe Limited and S Wong is a director of both companies. This represents an ownership of 44,86% of the Company.

14       EVENTS SUBSEQUENT TO YEAR END

         On 9 October 2000 Embarcadero Technologies Inc exercised its call option to acquire the remaining 56% of the Company from its former owners, and is now the full owner and ultimate parent of the Company.

15 SUMMARY OF PRINCIPAL DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom (UK GAAP). No material adjustments to the loss on ordinary activities after taxation or shareholder's deficit are required as a result of applying accounting principles generally accepted in the United States (US GAAP).

         CASH FLOW INFORMATION

         Under UK GAAP, the Cash Flow Statements are presented in accordance with FRS 1(revised), Cash Flow Statements. The statements prepared under FRS 1 present substantially the same information as that required under US GAAP as interpreted by SFAS 95 Statement of Cash Flows.

         A summary of the company's operating, investing and financing activities, classified in accordance with US GAAP, are as follows:


                                                         UNAUDITED      UNAUDITED     31 DECEMBER     31 DECEMBER
                                                      30 JUNE 2000   30 JUNE 1999            1999            1998
                                                            (pound)        (pound)         (pound)         (pound)
Net cash provided by (used in) operating activities         96,535         67,460         (64,570)        115,539
Net cash used in investing activities                      (54,114)       (17,934)        (16,958)         (7,381)
Net cash provided by financing activities                       --             --             544          10,700
-----------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents        42,421        49,526         (80,984)        118,858
Cash and cash equivalents at the beginning of the period    37,874       118,858         118,858              --
-----------------------------------------------------------------------------------------------------------------

                                       13

EMBARCADERO EUROPE LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIODS ENDED 31 DECEMBER 1999, 1998
AND 30 JUNE 2000 (UNAUDITED) AND 1999 (UNAUDITED) (CONTINUED)


Cash and cash equivalents at the end of the period          80,295       168,384          37,874         118,858
-----------------------------------------------------------------------------------------------------------------


16       COMPARATIVE RESULTS

         The Company was incorporated and commenced trading on 1 October 1998 and the comparative results ended 31 December 1998 therefor represent a 3-month period.

17       INTERIM RESULTS INCLUDED IN THE FINANCIAL STATEMENTS

         The accompanying interim financial statements as of June 30, 2000 and for the six months ended June 30, 2000 and June 30, 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations, and its cash flow as of June 30, 2000 and for the six months ended June 30, 2000 and June 30, 1999. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 2000 and June 30, 1999 are not necessarily indicative of the results to be expected for the respective full year.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Embarcadero Technologies, Inc. of the remaining 55.14% of outstanding shares of Embarcadero Europe Limited in a transaction to be accounted for as a purchase.

         The unaudited pro forma combined condensed balance sheet as of June 30, 2000 gives effect to this acquisition as if it has occurred on June 30, 2000. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to the acquisition as if it had occurred on January 1, 1999.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma combined condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Embarcadero Technologies, Inc. included in its Form S-1 and Form 10-Q filed April 19, 2000 and August 14, 2000, respectively, with the Securities and Exchange Commission and the historical financial statements of Embarcadero Europe Limited included in this Form 8-K/A.


                         EMBARCADERO TECHNOLOGIES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               As of June 30, 2000
                             (amounts in thousands)

                                               EMBARCADERO          EMBARCADERO          PRO FORMA              PRO FORMA
                                            TECHNOLOGIES, INC.    EUROPE LIMITED        ADJUSTMENTS              COMBINED
                                            -------------------------------------------------------------------------------
Assets
Current Assets:
   Cash and cash equivalents                         $ 50,739             $ 122          $ (3,200) A              $ 47,661
   Trade accounts receivable, net                       3,278               943                --                    4,221
   Related party accounts receivable                    1,433                --            (1,433) C                    --
   Prepaid and other current assets                       487                --                --                      487
   Deferred tax assets                                    244                --                --                      244
                                            --------------------   --------------   --------------        -----------------
      Total current assets                             56,181             1,065            (4,633)                  52,613

Property and equipment, net                             1,596                94                --                    1,690
Goodwill                                                   --                --             3,841  A                 3,841
Other assets                                            1,074                --                --                    1,074
                                            --------------------   --------------   --------------        -----------------
                                                     $ 58,851           $ 1,159            $ (792)                $ 59,218
                                            ====================   ==============   ==============        =================


Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
   Accounts payable and accrued liabilities           $ 2,854           $ 1,568          $ (1,555) B   C           $ 2,867
                                            --------------------   --------------   --------------        -----------------
      Total current liabilities                         2,854             1,568            (1,555)                   2,867

Deferred revenue                                        5,892               354                --                    6,246
Deferred tax liabilities                                  518                --                --                      518
                                            --------------------   --------------   --------------        -----------------
     Total liabilities                                  9,264             1,922            (1,555)                   9,631
                                            --------------------   --------------   --------------        -----------------
Stockholders' Equity (Deficit):
   Common stock                                            26                17               (17) D                    26
   Additional paid-in capital                          62,932                --                --                   62,932
   Deferred stock-based compensation                  (10,667)               --                --                  (10,667)
   Cumulative translation adjustment                       --                37               (37) D                    --
   Accumulated deficit                                 (2,704)             (817)              817  D                (2,704)
                                            --------------------   --------------   --------------        -----------------
      Total stockholders' equity (deficit)             49,587              (763)              763                   49,587
                                            --------------------   --------------   --------------        -----------------
                                                     $ 58,851           $ 1,159            $ (792)                $ 59,218
                                            ====================   ==============   ==============        =================

         See Notes to Unaudited Pro Forma Combined Financial Statements.



                         EMBARCADERO TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (in thousands, except share and per share data)

                                                                          SIX MONTHS ENDED JUNE 30, 2000
                                                 --------------------------------------------------------------------------
                                                   EMBARCADERO          EMBARCADERO       PRO FORMA            PRO FORMA
                                                 TECHNOLOGIES, INC    EUROPE LIMITED     ADJUSTMENTS           COMBINED
                                                 --------------------------------------------------------------------------
Revenues:
   License                                               $ 11,922        $  1,833         $ (1,062) C             $ 12,693
   Maintenance                                              5,041              --               --                   5,041
                                                 ------------------   --------------   ---------------       -----------------
      Total revenues                                       16,963           1,833           (1,062)                 17,734
                                                 ------------------   --------------   ---------------       -----------------
Cost of revenues:
   License                                                    295           1,092           (1,062) C                  325
   Maintenance                                                600              --               --                     600
                                                 ------------------   --------------   ---------------       -----------------
      Total cost of revenues                                  895           1,092           (1,062)                    925
                                                 ------------------   --------------   ---------------       -----------------
Gross profit                                               16,068             741               --                  16,809
                                                 ------------------   --------------   ---------------       -----------------

Operating expenses:
   Sales and marketing                                      5,110              --               --                   5,110
   Research and development                                 3,850              --               --                   3,850
   General and administrative                               1,573           1,238               --                   2,811
   Amortization of deferred stock-based
     compensation                                           6,149              --               --                   6,149
   Amortization of intangible assets                           --              --              480  E                  480
                                                 ------------------   --------------   ---------------       -----------------
      Total operating expenses                             16,682           1,238              480                  18,400
                                                 ------------------   --------------   ---------------       -----------------

Income (loss) from operations                                (614)           (497)            (480)                 (1,591)
Interest income                                               530              --             (119) F                  411
                                                 ------------------   --------------   ---------------       -----------------

Income (loss) before income taxes                             (84)           (497)            (599)                 (1,180)
Provision for income taxes                                 (2,455)             --               --                  (2,455)
                                                 ------------------   --------------   ---------------       -----------------

Income (loss) before share in affiliated
  company loss                                             (2,539)           (497)            (599)                 (3,635)
Share in loss of affiliated company                          (165)             --              165  D                   --
                                                 ------------------   --------------   ---------------       -----------------

Net loss                                                   (2,704)           (497)            (434)                 (3,635)
Deemed preferred stock dividend                            (1,218)             --               --                  (1,218)
                                                 ------------------   --------------   ---------------       -----------------
Net income (loss) available to common
  shareholders                                           $ (3,922)         $ (497)          $ (434)               $ (4,853)
                                                 ==================   ==============   ===============       =================
Pro forma net loss per share:
   Basic and diluted                                     $  (0.17)                                                $  (0.21)
                                                 =================                                           =================
Shares used to compute pro forma net loss
  per share
   Basic                                                   23,200                                                   23,200
                                                 =================                                           =================

   Diluted                                                 23,200                                                   23,200
                                                 =================                                           =================

         See Notes to Unaudited Pro Forma Combined Financial Statements.


                         EMBARCADERO TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (in thousands, except share and per share data)

                                                                        YEAR ENDED DECEMBER 31, 1999
                                                 --------------------------------------------------------------------------
                                                   EMBARCADERO       EMBARCADERO      PRO FORMA               PRO FORMA
                                                 TECHNOLOGIES, INC EUROPE LIMITED    ADJUSTMENTS               COMBINED
                                                 --------------------------------------------------------------------------
Revenues:
   License                                               $ 13,406           2,400           (1,395) C             $ 14,411
   Maintenance                                              5,446              --               --                   5,446
                                                 --------------------   -------------   -----------       -----------------
      Total revenues                                       18,852           2,400           (1,395)                 19,857
                                                 --------------------   -------------   -----------       -----------------
Cost of revenues:
   License                                                    460           1,440           (1,395) C                  505
   Maintenance                                                621              --               --                     621
                                                 --------------------   -------------   -----------       -----------------
      Total cost of revenues                                1,081           1,440           (1,395)                  1,126
                                                 --------------------   -------------   -----------       -----------------
Gross profit                                               17,771             960               --                  18,731
                                                 --------------------   -------------   -----------       -----------------

Operating expenses:
   Sales and marketing                                      5,388              --               --                   5,388
   Research and development                                 4,265              --               --                   4,265
   General and administrative                               1,577           1,436               --                   3,013
   Amortization of deferred stock-based
     compensation                                           4,261              --                -                   4,261
   Amortization of intangible assets                           --              --              960  E                  960
                                                 --------------------   -------------   -----------       -----------------
      Total operating expenses                             15,491           1,436              960                  17,887
                                                 --------------------   -------------   -----------       -----------------

Income (loss) from operations                               2,280            (476)            (960)                    844
Interest income (expense)                                      88               1             (238) F                 (149)
                                                 --------------------   -------------   -----------       -----------------

Income (loss) before income taxes                           2,368            (475)          (1,198)                    695
Provision for income taxes                                    (82)              4               --                     (78)
                                                 --------------------   -------------   -----------       -----------------
Income (loss) before share in affiliated
  company loss                                              2,286            (471)          (1,198)                    617
Share in loss of affiliated company                          (100)             --              100  D                   --
                                                 --------------------   -------------   -----------       -----------------

Net loss                                                    2,186            (471)          (1,098)                    617
Deemed preferred stock dividend                                --              --               --                      --
                                                 --------------------   -------------   -----------       -----------------
Net income (loss) available to common
  shareholders                                            $ 2,186          $ (471)         $(1,098)                  $ 617
                                                 ====================   =============   ===========       =================
Pro forma net income per share:
   Basic                                                   $ 0.11                                                   $ 0.03
                                                 =================                                        =================
   Diluted                                                 $ 0.10                                                   $ 0.03
                                                 =================                                        =================
Shares used to compute pro forma net income
  per share
   Basic                                                   20,070                                                   20,070
                                                 =================                                        =================
   Diluted                                                 21,877                                                   21,877
                                                 =================                                        =================

         See Notes to Unaudited Pro Forma Combined Financial Statements.


NOTE 1 - BASIS OF PRESENTATION

         On October 9, 2000, Embarcadero Technologies, Inc ("the Company") acquired the remaining 55.14 percent interest in its affiliate, Embarcadero Europe Limited, for approximately $3.4 million in cash. Pursuant to the transaction, Embarcadero Europe, which is based in Maidenhead, United Kingdom, will become a wholly-owned subsidiary of the Company.

         The acquisition was accounted for (as a step acquisition) under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair value. The pro forma financial information has been prepared on the basis of assumptions described in the following notes and include assumptions relating to the allocation of consideration paid for the assets and liabilities based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations have been completed. Embarcadero Technologies, Inc. does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation.

         The unaudited pro forma combined condensed balance sheet as of June 30, 2000 gives effect to the acquisition as if it had occurred on June 30, 2000. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to the acquisition as if it had occurred on January 1, 1999.

         The unaudited condensed balance sheet as of June 30, 2000 and the unaudited condensed statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 of Embarcadero Europe Limited have been translated from U.K. sterling pound to U.S. dollar currency. The unaudited condensed balance sheet as of June 30, 2000 was translated using a June 30, 2000 spot rate of 1.5139. The unaudited condensed statements of operations for the year ended December 31 and for the six months ended June 30, 2000 were translated using an average exchange rate of 1.6378 and 1.5688, respectively.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

NOTE 2 - PURCHASE PRICE ALLOCATION

         The unaudited pro forma combined condensed financial information reflects a total purchase price of approximately $3.4 million (including acquisition expenses) to acquire the remaining 55.14 percent interest in its affiliate, Embarcadero Europe Limited.

         The Company's allocation of the aggregate purchase price is based on management's preliminary analysis and estimates of the fair values of the tangible assets and intangible assets. The book values of tangible assets and liabilities acquired are assumed to approximate fair values. The goodwill will be amortized over an estimated useful life of four years. Assuming that the acquisition of Embarcadero Europe Limited has occurred on June 30, 2000, the purchase price allocation would have been as follows:

                  Net (liabilities) assumed                            $ (421)
                  Goodwill                                              3,841
                                                                       ------
                           Total                                       $3,420
                                                                       ------

NOTE 3 - UNAUDITED PRO FORMA COMBINED NET INCOME (LOSS) PER SHARE:

         The net income (loss) per share and shares used in computing the net income (loss) per share for the year ended December 31, 1999 and for the six months ended June 30, 2000 are based upon the Company's historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued January 1, 1999. Common stock issuable upon the exercise of stock options, warrants and unvested restricted stock has been excluded, as the effect would be anti-dilutive for all periods presented.

NOTE 4 - PURCHASE ADJUSTMENTS:

     The following adjustments were applied to the combined financial statements:

(A) The excess of purchase price over tangible assets acquired and liabilities assumed will be recorded as goodwill.

(B) To record the accrual of estimated costs resulting from the Acquisition. It is anticipated that Embarcadero Technologies, Inc. will incur charges related to the business combination with Embarcadero Europe Limited, currently estimated to be $220. Actual amounts ultimately incurred could differ from estimated amounts.

(C) To eliminate intercompany transactions.

(D) To eliminate the 44.86% investment in Embarcadero Europe Limited (negative investment account balance).

(E) To record the amortization expense associated with intangible assets over their estimated useful life of four years as if the acquisition had occurred on January 1, 1999.

(F) To eliminate the interest income earned as if the acquisition had occurred on January 1, 1999. The implicit interest rate used was 7 percent.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date:  December 21, 2000                EMBARCADERO TECHNOLOGIES, INC.



                                         By: /s/ Raj P. Sabhlok
                                            ---------------------------------
                                            Raj P. Sabhlok
                                            Senior Vice President of Finance and
                                            Corporate Development and Chief
                                            Financial Officer